Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated June 24, 2014 relating to the consolidated financial statements of Hortonworks, Inc (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change of Hortonworks, Inc’s fiscal year end from April 30 to December 31) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

San Jose, California

November 10, 2014